As Filed with the Securities and Exchange Commission on January 9, 2005

Registration No. 333-130645

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PACIFIC ENERGY PARTNERS,	PACIFIC ENERGY FINANCE
L.P.	CORPORATION
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

1311	1311
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)

56-0490580	68-0490580
(I.R.S Employer Identification Number)	(I.R.S Employer Identification Number)

5900 Cherry Avenue	5900 Cherry Avenue
Long Beach, California	Long Beach, California
90805-4408	90805-4408
(562) 728-2800	(562) 728-2800
(Address, Including Zip Code, and Telephone Number, Including Area	(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)	Code, of Registrant’s Principal Executive Offices)

Irvin Toole, Jr.
President and Chief Executive Officer
Pacific Energy Management LLC
5900 Cherry Avenue
Long Beach, California 90805-4408
(562) 728-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alan P. Baden
Vinson & Elkins L.L.P.
666 Fifth Avenue
26th Floor
New York, New York  10103
(212) 237-0000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EACH REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

EXACT NAME OF REGISTRANT GUARANTOR(1)	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	I.R.S. EMPLOYER IDENTIFICATION NUMBER
Pacific Energy Group LLC	Delaware	84-1598428
Pacific Marketing and Transportation LLC	Delaware	33-0973195
Pacific Atlantic Terminals LLC	Delaware	20-3209607
Rocky Mountain Pipeline System LLC	Delaware	84-1609139
Ranch Pipeline LLC	Delaware	84-0882739
PEG Canada GP LLC	Delaware	14-1907325
PEG Canada, L.P.	Delaware	14-1907329

The address for each Registrant Guarantor is 5900 Cherry Avenue, Long Beach, California 90805-4408 and the telephone number for each Registrant Guarantor is (562) 728-2800. The Primary Standard Industrial Classification Code Number for each Registrant Guarantor is 1311.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14.  Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby.  With the exception of the SEC registration fee and the NASD filing fee, the amounts set forth below are estimates.

Registration fee	$154,593
NASD fee	$75,500
Printing and engraving expenses	$375,000
Fees and expenses of legal counsel	$500,000
Accounting fees and expenses	$400,000
Fees and expenses of Trustee	$30,000
Miscellaneous	$30,007
Total	$1,565,100

Item 15.  Indemnification of Directors and Officers.

The partnership agreement of Pacific Energy Partners provides that it will, to the fullest extent permitted by law, indemnify and advance expenses to the general partner, any departing partner (as defined therein), any person who is or was an affiliate of the general partner or any departing partner, any person who is or was a partner, officer, director, employee, member, agent, fiduciary or trustee of any group member (as defined therein), the general partner or any departing partner or any affiliate of any group member, the general partner or any departing partner, or any person who is or was serving at the request of the general partner or any affiliate of the general partner or any departing partner or any affiliate of any departing partner as a partner, officer, director, employee, member, agent or trustee of another person (“indemnitees”) from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an indemnitee; provided, that in each case the indemnitee acted in good faith and in a manner which such indemnitee reasonably believed to be in, or (in the case of a person other than the general partner) not opposed to, the best interests of the partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. This indemnification would under certain circumstances include indemnification for liabilities under the Securities Act. In addition, each indemnitee would automatically be entitled to the advancement of expenses in connection with the foregoing indemnification. Any indemnification under these provisions will be only out of the assets of the partnership.

The limited liability company agreement of Pacific Energy Group LLC provides that it will, to the fullest extent permitted by law, indemnify and advance expenses to indemnitees (as defined therein) from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an indemnitee, provided that in each case the indemnitee acted in good faith and in a manner which such indemnitee reasonably believed to be in, or not opposed to the best interests of, the operating company. This indemnification would under certain circumstances include indemnification for liabilities under the Securities Act. In addition, each indemnitee would automatically be entitled to the advancement of expenses in connection with the foregoing indemnification. Any indemnification under these provisions will be only out of the assets of the operating company.

Pacific Energy Partners and Pacific Energy Group LLC are authorized to purchase (or to reimburse the general partner for the costs of) insurance against liabilities asserted against and expenses incurred by the persons described in the paragraphs above in connection with their activities, whether or not they would have the power to indemnify such person against such liabilities under the provisions described in the paragraphs above. The general partner of Pacific Energy Partners has purchased insurance, the cost of which is reimbursed by Pacific Energy Partners, covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of the general partner or any of its direct or indirect subsidiaries including the operating company and the subsidiary guarantors.

The bylaws of Pacific Energy Finance Corporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding (as defined therein) by reason of the fact that such person or a person of whom such person is the legal representative, is or was or has agreed to become a director or officer of the corporation, whether the basis of such proceeding is alleged action in an official capacity as a director or officer in any other capacity while serving or having agreed to serve as a director or officer, will be indemnified by the corporation to the fullest extent authorized by law against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred. This indemnification would under certain circumstances include indemnification for liabilities under the Securities Act. The corporation is authorized to indemnify any such person only if such proceeding was authorized by the board of directors. The corporation is authorized to purchase insurance to protect itself and any person who is or was serving as a director, officer, employee or agent of the corporation.

Each of the limited liability company agreements of Pacific Marketing and Transportation LLC, Pacific Atlantic Terminals LLC, Rocky Mountain Pipeline System LLC, Ranch Pipeline LLC and PEG Canada GP LLC provides that it will, to the fullest extent allowable by applicable law, indemnify indemnified persons (as defined therein) from and against and in respect of any and all claims arising from, relating to or associated with, any act or omission of such indemnified person within the scope of his authority in the course of the company’s business taken in good faith and in a manner the indemnified person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful, in each case regardless of whether any such claim results solely or in part from the active or passive or sole or contributory ordinary negligence of such indemnified person. This indemnification would under certain circumstances include indemnification for liabilities under the Securities Act. This indemnification would not extent to any amount of punitive damages or other damages attributable to the gross negligence or willful misconduct of any indemnified person. Any indemnification under these provisions will be only out of the assets of such company.

Item 16.  Exhibits.

The following documents are filed as exhibits to this registration statement:

1.1*	Form of Underwriting Agreement

4.1

First Amended and Restated Agreement of Limited Partnership of Pacific Energy Partners, L.P., dated July 26, 2002 (Incorporated by reference to Pacific Energy Partners, L.P.’s Form 10-Q filed on September 5, 2002, Exhibit 3.2)

4.2

Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of Pacific Energy Partners, L.P., dated July 30, 2003 (Incorporated by reference to Pacific Energy Partners, L.P.’s Form S-3 filed on August 1, 2003, Exhibit 3.3)

4.3

Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of Pacific Energy Partners, L.P., dated July 30, 2003 (Incorporated by reference to Pacific Energy Partners, L.P.’s Form 10-K filed on March 15, 2004

4.4

Amendment No. 3 to First Amended and Restated Agreement of Limited Partnership of Pacific Energy Partners, L.P., dated July 30, 2003 (Incorporated by reference to Pacific Energy Partners, L.P.’s Form 10-Q filed on May 5, 2004)

4.5**	Form of Indenture of Pacific Energy Partners, L.P. and Pacific Energy Finance Corporation

5.1***	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1***	Opinion of Vinson & Elkins L.L.P. relating to tax matters

12.1	Statement of Computation of Ratios of Earnings to Fixed Charges (Incorporated by reference to Pacific Energy Partners, L.P.’s Form S-4 filed on December 8, 2005, Exhibit 12.1)

23.1***	Consent of KPMG LLP

23.2***	Consent of KPMG LLP

23.3***	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 8.1)

24.1***	Power of Attorney (contained on signature page)

25.1*	Form T-1 Statement of Eligibility and Qualification respecting the Indenture of Pacific Energy Partners, L.P.

*                                         To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.

**                                  Filed herewith.

***                           Previously filed.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

 (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement 333-130645 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on January 6, 2006.

PACIFIC ENERGY PARTNERS, L.P.

By:	PACIFIC ENERGY GP, LP, its general partner

	By:	PACIFIC ENERGY MANAGEMENT LLC, its general partner

		By:	/s/ Irvin Toole, Jr.
Irvin Toole, Jr. President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement 333-130645 has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	January 6, 2006
Christopher R. Manning

*	Vice Chairman of the Board of Directors	January 6, 2006
Forrest E. Wylie

/s/ Irvin Toole, Jr.	President, Chief Executive Officer and
Irvin Toole, Jr.	Director	January 6, 2006
(Principal Executive Officer and
Director)

*	Senior Vice President and	January 6, 2006
Gerald A. Tywoniuk	Chief Financial Officer
(Principal Financial and Accounting Officer)

*	Controller	January 6, 2006
Harsha M. Tank

*	Director	January 6, 2006
Joshua L. Collins

*	Director	January 6, 2006
Timothy H. Day

*	Director	January 6, 2006
David E. Lemmon

*	Director	January 6, 2006
John C. Linehan

*	Director	January 6, 2006
Douglas L. Polson

*	Director	January 6, 2006
Jim E. Shamas

*	Director	January 6, 2006
William L. Thacker

* By:	/s/ Irvin Toole, Jr.
Irvin Toole, Jr.
as Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement 333-130645 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on January 6, 2006.

PACIFIC ENERGY FINANCE CORPORATION

By:	/s/ Gerald A. Tywoniuk
Gerald A. Tywoniuk Senior Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement 333-130645 has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

*	Senior Vice President and Chief Financial Officer	January 6, 2005
Gerald A. Tywoniuk	(Principal Financial Officer)

/s/ Irvin Toole, Jr.	Director	January 6, 2005
Irvin Toole, Jr.

*	Director	January 6, 2005
David E. Wright

* By:	/s/ Irvin Toole, Jr.
Irvin Toole, Jr.
as Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement 333-130645 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on January 6, 2006.

PACIFIC ENERGY GROUP LLC

By:	PACIFIC ENERGY PARTNERS, L.P., its Sole Member

	By:	PACIFIC ENERGY GP, LP, its General Partner

		By:	PACIFIC ENERGY MANAGEMENT LLC, its General Partner

			By:	/s/ Irvin Toole, Jr.
Irvin Toole, Jr. President and Chief Executive Officer

PACIFIC MARKETING AND TRANSPORTATION LLC ROCKY MOUNTAIN PIPELINE SYSTEM LLC RANCH PIPELINE LLC PACIFIC ATLANTIC TERMINALS LLC

By:	PACIFIC ENERGY GROUP LLC, its Sole Member

	By:	PACIFIC ENERGY PARTNERS, L.P., its Sole Member

		By:	PACIFIC ENERGY GP, LP, its General Partner

			By:	PACIFIC ENERGY MANAGEMENT LLC, its General Partner

				By:	/s/ Irvin Toole, Jr.
Irvin Toole, Jr. President and Chief Executive Officer

PEG CANADA GP LLC

By:	PACIFIC ENERGY PARTNERS, L.P., its Sole Member

	By:	PACIFIC ENERGY GP, LP, its General Partner

		By:	PACIFIC ENERGY MANAGEMENT LLC, its General Partner

			By:	/s/ Irvin Toole, Jr.
Irvin Toole, Jr. President and Chief Executive Officer

PEG CANADA, L.P.

By:	PEG CANADA GP LLC, its General Partner

	By:	PACIFIC ENERGY PARTNERS, L.P., its Sole Member

		By:	PACIFIC ENERGY GP, LP, its General Partner

			By:	PACIFIC ENERGY MANAGEMENT LLC, its General Partner

				By:	/s/ Irvin Toole, Jr.
Irvin Toole, Jr. President and Chief Executive Officer

INDEX TO EXHIBITS

1.1*	Form of Underwriting Agreement

4.1

First Amended and Restated Agreement of Limited Partnership of Pacific Energy Partners, L.P., dated July 26, 2002 (Incorporated by reference to Pacific Energy Partners, L.P.’s Form 10-Q filed on September 5, 2002, Exhibit 3.2)

4.2

Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of Pacific Energy Partners, L.P., dated July 30, 2003 (Incorporated by reference to Pacific Energy Partners, L.P.’s Form S-3 filed on August 1, 2003, Exhibit 3.3)

4.3

Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of Pacific Energy Partners, L.P., dated July 30, 2003 (Incorporated by reference to Pacific Energy Partners, L.P.’s Form 10-K filed on March 15, 2004

4.4

Amendment No. 3 to First Amended and Restated Agreement of Limited Partnership of Pacific Energy Partners, L.P., dated July 30, 2003 (Incorporated by reference to Pacific Energy Partners, L.P.’s Form 10-Q filed on May 5, 2004)

4.5**	Form of Indenture of Pacific Energy Partners, L.P. and Pacific Energy Finance Corporation

5.1***	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1***	Opinion of Vinson & Elkins L.L.P. relating to tax matters

12.1	Statement of Computation of Ratios of Earnings to Fixed Charges (Incorporated by reference to Pacific Energy Partners, L.P.’s Form S-4 filed on December 8, 2005, Exhibit 12.1)

23.1***	Consent of KPMG LLP

23.2***	Consent of KPMG LLP

23.3***	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 8.1)

24.1***	Power of Attorney (contained on signature page)

25.1*	Form T-1 Statement of Eligibility and Qualification respecting the Indenture of Pacific Energy Partners, L.P.

*                                         To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.

**                                  Filed herewith.

***                           Previously filed.